Exhibit 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of Novastar Resources Ltd. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-KSB of Novastar Resources Ltd. for the year ended June 30, 2006.

The undersigned certifies that such 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of Novastar Resources Ltd. as of June 30, 2006.

This Certification is executed as of September 27, 2006.

By: /s/ Seth Grae
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Name: Seth Grae
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)

By: /s/ Larry Goldman
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Name: Larry Goldman
Title: Acting Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Novastar Resources Ltd. and will be retained by Novastar and furnished to the Securities and Exchange Commission or its staff upon request